UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 4, 2010
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 4, 2010, Baxter International Inc. held its Annual Meeting of Shareholders. Of the 599,424,817 shares outstanding and entitled to vote, 503,409,667 shares were represented at the meeting, constituting a quorum of 84%. The final results of the voting for each matter submitted to a vote of shareholders at the meeting are as follows:
Proposal 1 – Election of Directors

The four nominees for director were elected to serve three-year terms ending in 2013, as follows:

Nominee	For	Against	Abstain	Broker Non-vote
Blake E. Devitt	452,900,175	3,869,989	799,970	45,839,533
John D. Forsyth	452,700,486	4,053,472	816,176	45,839,533
Gail D. Fosler	434,941,256	21,816,874	812,004	45,839,533
Carole J. Shapazian	453,027,409	3,737,552	805,173	45,839,533
Proposal 2 – Ratification of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was ratified as the Company’s independent registered public accounting firm for 2010.

For:	495,646,106
Against:	7,000,762
Abstain:	762,799
Proposal 3 – Adopt Simple Majority Vote

The shareholder proposal relating to simple majority voting was approved.

For:	345,088,895
Against:	111,109,010
Abstain:	1,372,229
Broker Non-votes:	45,839,533

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ Stephanie A. Shinn
Stephanie A. Shinn
Corporate Vice President and Corporate Secretary

Date: May 6, 2010